SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No.   )


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          UNION BANKSHARES COMPANY
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             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

               ------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

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         (3)   Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)   Proposed maximum aggregate value of transaction:

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         (5)   Total fee paid:

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   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

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         (3)   Filing party:

               ------------------------------------------------------------
         (4)   Date Filed:

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


                          UNION BANKSHARES COMPANY
                               66 Main Street
                           Ellsworth, Maine 04605


                                                             April 17, 2003


Dear Stockholder:

The 2003 Annual Meeting of the Stockholders of Union Bankshares Company will be held at 11:00 a.m. on Thursday, May 15, 2003 at the White Birches Restaurant, Route 1, Hancock, Maine. The directors and officers join me in inviting you to attend the meeting.

Enclosed are the Clerk's official Notice of Annual Meeting, a proxy statement and a form of proxy. Please sign the proxy and return it in the enclosed self-addressed envelope so that your shares will be voted at the meeting if you are unable to attend.

We look forward to seeing you on May 15.

                                       Very truly yours,

                                       /s/ Peter A. Blyberg

                                       Peter A. Blyberg
                                       President

---------------------------------------------------------------------------
It is important that proxies be returned promptly. Each stockholder is urged to fill in, date and sign the enclosed proxy and mail it in the self-addressed envelope provided. In the event a stockholder decides to attend the meeting, he or she may, if he or she wishes, revoke his or her proxy and vote his or her shares in person.
---------------------------------------------------------------------------

                          UNION BANKSHARES COMPANY


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 15, 2003

Notice is hereby given that the Annual Meeting of the Stockholders of Union Bankshares Company (the "Company") will be held at the White Birches Restaurant, Route 1, Hancock, Maine on May 15, 2003 at 11:00 a.m. to consider and act upon the following proposals:

      1.    To set the number of directors at 18.

      2. To elect as directors the nominees listed in the enclosed Proxy Statement.

      3.    To elect Sally J. Hutchins as Clerk of the Company.

      4. To ratify the Board of Directors' selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 2003.

      5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of the close of business on April 3, 2003 will be entitled to notice of and to vote at the meeting.

                                       By Order of the Board of Directors
                                       Sally J. Hutchins, Clerk

                          UNION BANKSHARES COMPANY
                               66 MAIN STREET
                           ELLSWORTH, MAINE 04605

                               PROXY STATEMENT
                        MAILING DATE: APRIL 17, 2003

                       ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD THURSDAY, MAY 15, 2003

                                   GENERAL

      This proxy statement is furnished to the stockholders of Union Bankshares Company (the "Company") in connection with the solicitation of proxies on behalf of the Company for use at the 2003 Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, May 15, 2003 at 11:00 a.m. at the White Birches Restaurant, Route 1, Hancock, Maine pursuant to the accompanying Notice of Annual Meeting of Stockholders. A proxy card for use at the Meeting and a return envelope for the proxy are enclosed. The proxy, when properly executed, will be voted on behalf of the stockholder in the manner directed in the form of proxy.

      Revocation of Proxies. A stockholder who executes the proxy may, prior to its use, revoke it by written instrument, by a subsequently executed proxy or, if he or she attends the Meeting, by notifying the Clerk or by giving notice at the Meeting.

      Solicitation of Proxies. Proxies are being solicited by the Board of Directors of the Company principally through the mail. Proxies may also be solicited personally or by telephone by regular employees of the Company. The entire expense of solicitation, including cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      Record Date and Voting Rights. As of February 28, 2003, the Company had outstanding 573,930 shares of its common stock (the "Common Stock"), par value $12.50 per share, each share of which is entitled to one vote upon each of the matters presented at the Meeting. Only stockholders of record at the close of business on April 3, 2003, the record date, are entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum.

      Assuming a quorum is present, action may be taken by the holders of a majority of the shares present and voting on any matter brought before the Meeting, unless the Company's articles of incorporation or bylaws or state law requires a greater number of votes. Votes recorded by proxy will be counted immediately prior to the Meeting and the results will be announced at the Meeting. Stockholders who are present will have an opportunity to vote on each matter brought before the Meeting.

      Directors are elected by a plurality of the votes cast at a meeting in which a quorum is present. In connection with the election of directors, votes may be cast in favor of or withheld from each nominee. Votes withheld from director nominees will be counted in determining whether a quorum has been reached. However, since directors are elected by a plurality, a vote against a director nominee and votes withheld from a nominee or nominees generally will not affect the outcome of the election.

      In the event of any abstentions or broker non-votes with respect to any proposal coming before the Meeting, the proxy will be counted as present for purposes of determining the existence of a quorum; but since they are neither a vote cast in favor of, nor a vote cast opposing, a proposed action, abstentions and broker non-votes typically will not be counted as a vote cast on any routine matter. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter. Therefore, abstentions and broker non-votes generally have no effect under Maine law with respect to the election of directors or other matters requiring the approval of only those casting a vote at the meeting.

      Security Ownership of Certain Beneficial Owners. The following table lists, as of February 28, 2003, the number of shares of Common Stock and the corresponding percentage of total Common Stock beneficially owned by the only stockholder who is the beneficial owner of more than five percent of the Common Stock of the Company. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose of. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days. Two or more persons may be considered the beneficial owner of the same share. We obtained the information provided in the following table from filings with the U.S. Securities and Exchange Commission (the "SEC") and with the Company.


                                                                           Percent of
Name and Address of Beneficial Owner    Common Stock Beneficially Owned      Class
------------------------------------    -------------------------------    ----------

Almarach Associates PA, LP                          37,767                   6.58%
MME Suite 100
3993 Huntingdon Pike
Huntingdon Valley, PA 19006

      Security Ownership of Management. The following table lists, as of February 28, 2003, the number of shares of Common Stock, including directors' qualifying shares, and the corresponding percentage of total Common Stock beneficially owned by each director and nominee for director, including the named executive officers of the Company, and by all executive officers and directors as a group. Except as otherwise indicated, each person shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name. The information set forth below is based upon director questionnaires distributed and completed by each director and nominee, and upon stock records maintained by the Company.


                                           Common Stock            Percent
                 Name                  Beneficially Owned(1)     of Class(2)
                 ----                  ---------------------     -----------

Arthur J. Billings                               487                  *
Peter A. Blyberg(3)                              567                  *
Blake B. Brown(4)                                327                  *
Richard C. Carver(5)                             497                  *
Peter A. Clapp                                   821                  *
Samuel G. Cohen                                  275                  *
Sandra H. Collier                                209                  *
Robert B. Fernald(6)                           1,080                  *
Douglas A. Gott(7)                             1,390                  *
John P. Lynch(8)                                 934                  *
James L. Markos, Jr.                             274                  *
John V. Sawyer, II(9)                          3,251                  *
Stephen C. Shea(10)                           13,489                2.35%
Robert W. Spear(11)                              137                  *
Richard W. Teele(12)                             527                  *
Paul L. Tracy(13)                                798                  *
Total ownership of all listed
 Directors and other executive officers       25,788                4.49%

*     Represents ownership of less than 1%.
<F1>  See "Security Ownership of Certain Beneficial Owners" for a
      definition of "beneficial ownership."
<F2>  Based on 573,930 shares of Common Stock outstanding on February 28,
      2003.
<F3>  Includes 123 shares owned by Mr. Blyberg's spouse.
<F4>  Includes 227 shares owned jointly with spouse.
<F5>  Includes 437 shares owned by Carver Oil Company.
<F6>  Includes 206 shares owned by Mr. Fernald's spouse.
<F7>  Includes 74 shares owned by Mr. Gott's spouse.
<F8>  Includes 934 shares owned jointly with spouse.
<F9>  Includes 441 shares owned by Mr. Sawyer's spouse.
<F10> Includes 5,473 shares owned by Mr. Shea's spouse.
<F11> Includes 137 shares owned jointly with spouse.
<F12> Includes 124 shares owned jointly with spouse and 163 shares owned directly by Mr. Teele's spouse.
<F13> Includes 274 shares owned jointly with spouse and 20 shares as custodian for son.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten (10) percent of the stock of the Company to file initial reports of ownership and reports of changes in ownership. Such persons are also required by the SEC regulations to furnish the Company with copies of these reports. Based upon copies of Forms 3, 4 and 5 submitted to and retained by the Company, the Company knows of no director, officer or beneficial owner of more than ten percent (10%) of the total outstanding shares of Common Stock who either failed to file an appropriate ownership report with the SEC, or who filed such report other than on a timely basis.

                            ELECTION OF DIRECTORS

      The Bylaws of the Company provide for not fewer than 10 nor more than 25 directors, with the directors serving "staggered terms" of three years. The Board of Directors has nominated for re-election to three year terms at the 2003 Meeting Messrs. Billings, Carver, Cohen, Fernald, Shea and Spear. Each of the nominees has consented to be named as a nominee and to serve if elected. In the event any nominee shall be unable to serve, discretionary authority is reserved by management to vote for a substitute to be nominated by the Board. Management recommends that the number of directors be set at 18. Election of those persons nominated for re-election at the Meeting will result in a Board of Directors with fifteen members. Under the terms of the Bylaws, the Board of Directors has the authority to fill the three remaining vacancies between annual meetings. It believes that setting the number of directors at 18 is appropriate in order to accommodate possible additions to the Board of Directors during 2003. Proxies cannot be voted for a greater number of persons than the number of nominees named.

      The following table sets forth the names, occupations, ages and terms of service of all directors and nominees. Each director is also presently a director of the Company's banking subsidiary, Union Trust Company (the "Bank").


                                                                                                               Year First
                                                                                                               Elected As
                                                    Principal Occupation                         Age as of     Director of
                                                  Now and for Past 5 years                        4/15/03      the Company
                                                  ------------------------                       ---------     -----------

Nominees:
---------

      Term expires in 2003:
      ---------------------

      Arthur J. Billings        President, Barter Lumber Company since 1980                         47            1990

      Richard C. Carver         Owner and Manager, Carver Oil Company since 1959;                   70            1984
                                Part Owner of Carver Industries since 1975

      Samuel G. Cohen           Attorney, Samuel G. Cohen Law Offices from 1969 - 2000;             62            2001
                                Attorney, Cohen & Cohen since 2001

      Robert B. Fernald         Treasurer, A.C. Fernald Sons, Inc. and Jordan-Fernald               69            1986
                                since 1967

      Stephen C. Shea           Treasurer, E.L. Shea, Inc.; President, Shea Leasing                 55            1988
                                since 1982

      Robert W. Spear           Legislator - State of Maine from 1997 -1999; Commissioner           60            2001
                                of Agriculture - State of Maine since 1999




Continuing Directors:
---------------------

      Term expires in 2004:
      ---------------------

      Blake B. Brown            President and Owner, Brown's Appliance and TV since 1995            57            1999

      Douglas A. Gott           Owner, Douglas A. Gott & Sons, General Contractors                  69            1986
                                since 1973

      James L. Markos, Jr.      General Manager, Maine Shellfish Company, Inc. since 1982           54            1999

      John V. Sawyer, II        Retired, President, Worcester-Sawyer Agency Insurance               69            1984
                                & Real Estate, in 1997; Chairman of the Board of the Company
                                and the Bank since 1988

      Paul L. Tracy             President and owner of Winter Harbor Agency since 1990;             40            1995
                                Vice President and co-owner of Schoodic Insurance Services since 1994; Co-owner of Grindstone Financial Group LLC since
                                1995; Co-owner of Insurance Source of Maine since 1998; Vice
                                President and co-owner of MDI Insurance Agency since 1999

      Term expires in 2005:
      ---------------------

      Peter A. Blyberg          President and CEO of the Company and the Bank                       59            1993
                                since April 1, 1996; former Executive Vice President
                                of the Company and the Bank

      Peter A. Clapp            President, Blue Hill Garage since 1989                              58            1995

      Sandra H. Collier         Attorney at Law, Ferm, Collier & Larson from 1992 - 1997;           51            1992
                                Attorney at Law, Sandra Hylander Collier Law Offices
                                since 1997

      Richard W. Teele          Retired as Executive Vice President and Treasurer of the            71            1984
                                Company and the Bank in 1995; Secretary of the Company
                                and the Bank since 1984

                        COMMITTEES AND BOARD MEETINGS

      Board Meetings. The Board of Directors of the Company met fifteen times in 2002. Each director attended at least seventy-five percent of the total number of meetings of the Board of Directors and of committees, of which he or she was a member, held during that year.

      Executive Committee and Other Committees. The Bylaws of the Company provide that, at the annual meeting of the Directors, the Board shall designate from among its members an Executive Committee. The Executive Committee possesses all of the powers of the Board of Directors with regard to ordinary operations of the business of the Company when the Board is not in session, subject to any specific vote of the Board. At December 31, 2002 and as of the date of this statement, the Executive Committee is comprised of Messrs. Blyberg, Fernald, Sawyer, Shea and Billings.

      The Bylaws of the Company provide that the Board of Directors may elect or appoint such other committees as it may deem necessary or convenient to the operations of the Company. The Company does not have a standing nominating or compensation committee.

      Nominees for election to the Board of Directors are selected by the full Board. The Board of Directors will consider nominees recommended by stockholders if submitted in writing to Sally J. Hutchins, Clerk, Union Bankshares Company, P.O. Box 479, Ellsworth, Maine 04605 not less than three months in advance of the date of the annual meeting.

      Audit Committee. The Board of Directors has appointed a standing Audit Committee. The Audit Committee currently is comprised of Messrs. Billings, Brown, Clapp, Fernald, Sawyer, Shea, Spear and Teele, each of whom is independent, as defined under The Nasdaq Stock Market listing standards. The principal functions of the Audit Committee include but are not limited to:

      * assisting the Board of Directors to fulfill its fiduciary obligations with respect to the accounting, financial reporting, internal control and compliance functions of the Company;
      * recommending to the Board of Directors the appointment of independent public accountants;
      * reviewing the scope and cost of the independent public accountant's audit; and
      * considering the independent accountant's reports concerning its conduct of the audit, including any comments and any recommendations with respect to which the Board of Directors might take action.

The Audit Committee convened seven times during the fiscal year ended December 31, 2002. On February 7, 2001, the Audit Committee adopted a written charter (the "Charter") setting forth the duties and responsibilities of the Audit Committee. The Board of Directors adopted the Charter on April 11, 2001. A copy of the Charter is attached as Appendix A to this proxy statement.

                             EXECUTIVE OFFICERS

      Each executive officer of the Company is identified in the following table, which also sets forth the respective office, age and period served in that office of each person listed. Executive officers are elected annually by the Board of Directors.


                                                                                         Elected
       Name                Principal Occupation Now and for Past 5 Years         Age    to Office
       ----                ---------------------------------------------         ---    ---------

John V. Sawyer, II    Chairman of the Board of the Bank and the Company          69       1984
                      since October 1, 1988. Director since 1974.

Peter A. Blyberg      President and CEO of the Bank and the Company              59       1993
                      since April 1, 1996. Formerly Executive Vice President,
                      COO and Treasurer of the Bank and the Company.

John P. Lynch         Executive Vice President of the Company and                56       1996
                      Executive Vice President, Senior Banking Officer of
                      the Bank since December 8, 1999. Formerly Senior
                      Vice President of the Company and Senior Vice
                      President, Senior Banking Officer of the Bank since
                      1996. Formerly Senior Vice President - Loans of
                      the Bank.

Sally J. Hutchins     Senior Vice President and Clerk of the Company             47       1988
                      and Senior Vice President, Treasurer, and
                      Clerk of the Bank since December 8, 1999. Formerly
                      Vice President and Clerk of the Company since 1993.
                      Formerly Vice President, Treasurer, Controller and
                      Clerk of the Bank since 1996. Formerly Vice President,
                      Controller and Clerk of the Bank.

Peter F. Greene       Senior Vice President of the Company and Senior            43       1996
                      Vice President, Senior Bank Services Officer of the
                      Bank since December 8, 1999. Formerly Vice President
                      of the Company since 1996 and Vice President, Senior
                      Bank Services Officer of the Bank since 1997. Formerly
                      Vice President - Bank Services and Vice President -
                      Operations.




Rebecca J. Sargent    Senior Vice President, Senior Trust Officer of the         38       1996
                      Bank and the Company since December 8, 1999.
                      Formerly Vice President, Senior Trust Officer of
                      the Company since 1997 and Vice President, Senior
                      Trust Officer of the Bank since 1996. Formerly
                      Vice President, Trust Officer of the Company and
                      Assistant Vice President, Trust Officer of the Bank.

Richard W. Teele      Secretary of the Company since 1988. Retired               71       1988
                      in 1995 from the Bank. Formerly Executive
                      Vice President, Treasurer and Secretary.

              COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      Executive Compensation. The following table sets forth all annual compensation received during each of the Company's last three fiscal years by Mr. Blyberg and Mr. Lynch who are the only executive officers for whom such salary and bonus exceeded $100,000 in any reported year. Mr. Blyberg serves in comparable positions with both the Bank and the Company. Mr. Lynch serves as Executive Vice President, Senior Banking Officer of the Bank and Executive Vice President of the Company. Executive compensation is paid by the Bank.

                         SUMMARY COMPENSATION TABLE


                                                                        Long Term Compensation
                                                                    --------------------------------
                                     Annual Compensation                   Awards            Payouts
                              ----------------------------------    ---------------------    -------
                                                       Other
                                                       Annual       Restricted                LTIP       All Other
Name and Principal                         Bonus    Compensation      Stock       Options    Payouts    Compensation
    Positions         Year    Salary($)     ($)        ($)(1)       Awards($)       (#)        ($)         ($)(2)
------------------    ----    ---------    -----    ------------    ----------    -------    -------    ------------

 Peter A. Blyberg     2002    $168,000     7,890         -              -            -          -          3,550
  President and       2001    $161,200     7,890         -              -            -          -          3,446
  Chief Executive     2000    $155,485     9,120         -              -            -          -          3,333
  Officer

 John P. Lynch        2002    $ 97,000     4,056         -              -            -          -          2,506
  Executive Vice      2001    $ 93,200     6,636         -              -            -          -          2,475
  President           2000    $ 89,600     6,680         -              -            -          -          1,789

<F1>  The Bank provides its executive officers with noncash benefits and perquisites. Management of the Bank believes the aggregate value of these benefits for 2002 did not, in the case of Messrs. Blyberg and Lynch, exceed $50,000 or 10% of the aggregate salary and bonus reported for such officers in the Summary Compensation Table.
<F2>  For Messrs. Blyberg and Lynch, this includes imputed income on life insurance coverage of $3,550 and $2,506, respectively.

      Directors Fees. Each director of the Bank who is not also an officer is paid a directors' fee in the amount of $250 for each meeting attended, including meetings of the Board committees of which the director is a member. Directors' fees are paid by the Bank and are not separately paid for attendance at meetings of the Board of Directors of the Company. In 2002, John V. Sawyer, II, who serves as Chairman of the Board, received a salary of $26,000 per annum from the Bank plus $50 per meeting for attendance at Board and Committee meetings. No director has received any other compensation for Board or committee participation or other special assignments.

      Defined Benefit Pension Plan. The Bank maintains a non-contributory defined benefit pension plan funded by a trust (the "Plan"). All full time employees who are at least 21 years of age and have completed one year of service participate in the Plan. Compensation attributable to the Plan has not been included in the Summary Compensation Table set forth above. Annual contributions to the Plan are computed on an actuarial basis to provide a normal retirement benefit of 60% of average annual salary minus 50% of the participant's social security benefit, with a downward adjustment if the participant, at the time of retirement, has completed less than 25 years of service. "Average Annual Salary" is determined by calculating the average basic compensation of the participant exclusive of bonuses for the three highest consecutive years prior to attaining the age of 65; provided, however, that for the purpose of such calculation base compensation for 2002 may not exceed $200,000. The Plan provides "Normal Retirement Benefits" to participants who terminate their employment after the later of attaining the age of 65 and after the completion of his/her fifth anniversary of initial plan participation. The accrued benefit of a participant who retires prior to normal retirement date is his or her normal benefit adjusted by a fraction which represents his or her Bank employment time divided by the Bank employment time he or she would have had by normal retirement date. Payment options include single life annuities and joint annuities. The Plan provides death benefits to beneficiaries of employees who meet conditions of early retirement (age 55 and 10 years of service) prior to termination of employment. The amount of the benefit is equal to the accrued benefit at date of death paid monthly over a 10 year period. In addition, the spouse of a married employee may elect to receive his or her benefit in the form of a single life annuity. If the employee does not meet conditions for early retirement, a survivor annuity may be payable, if the employee is married. The Plan does not provide a disability benefit. Messrs. Blyberg and Lynch are participants in the Plan. For purposes of the Plan, Mr. Blyberg has ten credited years of service and an Average Annual Salary of $167,467 and Mr. Lynch has twenty three credited years of service and an Average Annual Salary of $96,933.

      The table below illustrates retirement compensation for representative salary brackets and years of service with the Bank. The maximum social security offset for 2002 was $20,892.

                             PENSION PLAN TABLE


                                   Years of Service
                ------------------------------------------------------
Remuneration      15         20          25          30          35
------------

  $120,000      $36,932    $49,243    $ 61,554    $ 61,554    $ 61,554
  $130,000      $40,532    $54,043    $ 67,554    $ 67,554    $ 67,554
  $140,000      $44,132    $58,843    $ 73,554    $ 73,554    $ 73,554
  $150,000      $47,732    $63,643    $ 79,554    $ 79,554    $ 79,554
  $160,000      $51,332    $68,443    $ 85,554    $ 85,554    $ 85,554
  $170,000      $54,932    $73,243    $ 91,554    $ 91,554    $ 91,554
  $200,000      $65,732    $87,643    $109,554    $109,554    $109,554

      The foregoing table illustrates the value of retirement benefits at the compensation levels indicated. Benefits are expressed in today's dollars.

      Deferred Compensation Agreements. In addition to the foregoing defined benefit pension plan, the Bank has entered into deferred compensation agreements with certain of its executive employees, including Messrs. Blyberg and Lynch, pursuant to which, subject to continued employment with the Bank and certain other conditions, such executive employees are entitled to receive certain retirement and disability benefits. Pursuant to their agreements with the Bank, Mr. Blyberg is entitled to receive monthly payments in the amount $4,152.17 and Mr. Lynch is entitled to receive monthly payments in the amount $2,174.50, for a period of fifteen years following the first to occur of death or retirement after reaching the age of 65 years. Under the terms of the agreements, Mr. Blyberg and Mr. Lynch may elect to retire early after reaching the age of 60 years, in which event they would be entitled to receive a proportionately reduced monthly benefit. In addition to the foregoing benefits, under the terms of the agreement, in the event that Mr. Blyberg or Mr. Lynch are permanently disabled prior to attaining the age of 64 years, they would be entitled to receive a disability benefit in the amount of $2,000 and $1,500, respectively, per month from the date of their disability until they reached the age of 65. Upon reaching age 65, they would be entitled to receive the deferred compensation benefits described above. The obligations of the Bank under these deferred compensation agreements is unfunded, but the Bank has purchased insurance contracts on the lives of all covered employees, including Mr. Blyberg and Mr. Lynch, in amounts which are estimated to be sufficient to fund all amounts payable under the agreements.

      Salary Continuation Agreements. The Bank also has entered into salary continuation agreements with certain of its executive officers, including Messrs. Blyberg and Lynch, pursuant to which should the executive terminate his employment, either voluntarily or involuntarily, within three years of a change of control or other "business combination" as defined in the salary continuation agreements, the executive would be entitled to receive an amount equal to the lesser of (i) three times the total compensation paid to him in the last full fiscal year prior to termination of his employment, less one dollar, or (ii) the maximum amount permitted without such payment being deemed an "excessive parachute payment" within the meaning of Section 2806 of the Internal Revenue Code.

         REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Report of the Company's Board of Directors on Executive
Compensation (the "Report") and the Performance Graph (the "Graph") included in this section are provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, the Report and the Graph shall not be deemed "soliciting material," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Exchange Act

      The Board of Directors of the Bank has no formal compensation policy applicable to compensation decisions with respect to its executive officers. While there are no objective criteria which specifically relate corporate performance to compensation determinations, in formulating its recommendation with respect to compensation of Mr. Blyberg during the last fiscal year, the Board of Directors considered, among other factors, the seniority and experience of Mr. Blyberg and the relationship of his compensation to that of other executive officers employed by the Bank and to persons holding comparable positions at other similarly situated banks in Maine. In reaching its determination as to the compensation of Mr. Blyberg, the Board of Directors did not use any objective measure of the Bank's performance but considered, in general, the performance of the Bank in relationship to that of other similarly situated banks in Maine.

      The forgoing report regarding compensation has been submitted by the Board of Directors, including Douglas A. Gott, John V. Sawyer, II, Peter A. Blyberg, Peter A. Clapp, Sandra H. Collier, Richard W. Teele, Arthur J. Billings, Richard C. Carver, Robert B. Fernald, Stephen C. Shea, Paul L. Tracy, Blake B. Brown, James L. Markos, Jr., Samuel G. Cohen and Robert W. Spear.

      Compensation Committee Interlocks And Insider Participation. Neither the Bank nor the Company has a formal compensation committee. Mr. Blyberg, in his capacity as President and Chief Executive Officer, has made compensation recommendations to the Executive Committee of the Board of Directors with respect to all employees, other than himself. The recommendations were then considered by the full Board of Directors, which also formulated a compensation recommendation with respect to Mr. Blyberg. All compensation recommendations were then considered and voted upon by the full Board of Directors. Mr. Blyberg is a member of the Board of Directors and a member of the Executive Committee. He has abstained from participating in discussions or recommendations regarding his own compensation.

      None of the executive officers of the Company or the Bank served as a member of another entity's Board of Directors or as a member of the Compensation Committee of another entity (or other board committee performing equivalent functions) during 2002, which entity had an executive officer serving on the Board of Directors of the Company or the Bank. There are no interlocking relationships between the Company, the Bank and other entities that might affect the determination of the compensation of our executive officers.

      Transactions with Certain Related Persons. The Bank makes loans to its executive officers, employees and directors. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2002, loans to non-employee directors, executives and their associates totaled $2,778,194.

                              PERFORMANCE GRAPH

      The following graph provides a comparison of total shareholder return on the Common Stock of the Company with that of other comparable issuers. The following graph illustrates the estimated yearly percentage change in the Company's cumulative total shareholder return on its Common Stock for each of the last five years. For purposes of comparison, the graph also illustrates comparable shareholder return of NASDAQ banks as a group as measured by the NASDAQ Bank Stock Index. The graph assumes a $100 investment on December 31, 1996 in the common stock of the Company and NASDAQ banks as a group and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31 of each calendar year since the base measurement point of December 31, 1996.


Growth of Investment      1996       1997       1998       1999       2000       2001       2002
                          ----       ----       ----       ----       ----       ----       ----

NASDAQ Financials       $100.00    $157.29    $155.40    $143.98    $163.18    $172.06    $168.97
Union Trust             $100.00    $127.59    $153.43    $155.44    $124.49    $ 94.39    $129.85

      Common Stock of the Company is not actively traded on any market, and therefore, no market index is available for the purpose of determining the market price of such common stock as of any particular date. The foregoing graph is based upon a good faith determination of approximate market value for each year indicated based on anecdotal information available to the Company as to the value at which its common stock has traded in isolated transactions from time to time. Therefore, although the graph represents a good faith estimate of shareholder return as reflected by market value, the valuations utilized are, of necessity, estimates and may not accurately reflect the actual value at which common stock has traded in particular transactions as of any of the dates indicated.

                      SELECTION OF INDEPENDENT AUDITORS

      The Board recommends based on the recommendation of the Audit Committee that the stockholders ratify the Board's selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 2003.

      Berry, Dunn, McNeil & Parker has assisted the Company with periodic filings with the SEC. In addition, Berry, Dunn, McNeil & Parker performed services for the Bank in connection with the preparation of income tax filings. All services rendered by Berry, Dunn, McNeil & Parker were approved by the Audit Committee, which considered the possible effect of such services on the independence of Berry, Dunn, McNeil & Parker. Management anticipates that Berry, Dunn, McNeil & Parker will render comparable services to the Bank and the Company in 2003.

      Stockholder approval of the selection of auditors is not required, but the Board is of the view that an expression of opinion by the stockholders as to the appropriateness of this selection is desirable. The Board recommends that its selection of Berry, Dunn, McNeil & Parker be ratified. If its selection is not ratified, the Board will take action to appoint a different auditor. It is expected that a representative of Berry, Dunn, McNeil & Parker will be present at the Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

      Following are the aggregate fees billed by the independent accountants for the Company's most recent fiscal year for professional services rendered:

Audit Fees. The aggregate fees of Berry, Dunn, McNeil & Parker (BDMP) for the audit of Union Bankshares Company's financial statements at and for the year ended December 31, 2002 and reviews of Union Bankshares Company's Quarterly Reports on Form 10-Q were $54,300, including out-of-pocket expenses, of which an aggregate amount of $30,700 had been billed through December 31, 2002.

Financial Information Systems Design and Implementation Fees. No services were rendered by BDMP to Union Bankshares Company for the year ended December 31, 2002 for financial information systems design and implementation.

All Other Fees. The aggregate fees for services other than those discussed above rendered by BDMP to Union Bankshares Company for the year ended December 31, 2002 were $36,500, of which an aggregate amount of $27,000 had been billed through December 31, 2002. Included in these other services are preparation of income tax returns, audits of employee benefit plans, assistance with other regulatory filings and other various accounting related services.

      The Audit Committee has considered the compatibility of the non-audit services furnished by BDMP with the firm's need to be independent.

                          REPORT OF AUDIT COMMITTEE

      The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

February 19, 2003

To the Board of Directors of Union Bankshares Company:

      We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2002.

      We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

      Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                       Richard W. Teele, Chairman
                                       Blake B. Brown
                                       Robert B. Fernald
                                       John V. Sawyer, II
                                       Robert W. Spear
                                       Arthur J. Billings
                                       Peter A. Clapp
                                       Stephen C. Shea

                                OTHER MATTERS

      Management knows of no other matters to be presented for action at the Meeting. If any of the nominees for the office of Director become unavailable for election or if any other matters properly come before the Meeting, the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person voting the proxies.

               STOCKHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

      Stockholders may submit proposals for consideration at the 2004 Annual Meeting, which is presently scheduled for May 13, 2004. In order to be included in the Company's proxy statement and form of proxy relating to that meeting, such proposals must be received by the Company no later than December 19, 2003. Proposals should be addressed to Peter A. Blyberg, President, Union Bankshares Company, P.O. Box 479, Ellsworth, Maine 04605. Any such proposal will be subject to Rule 14a-8 of the rules and regulations promulgated by the SEC.


Ellsworth, Maine                       By Order of the Board of Directors
April 17, 2003                         Sally J. Hutchins, Clerk

                                 APPENDIX A

                             Union Trust Company

                           Audit Committee Charter


      I     Audit Committee
            ---------------

There shall be a Committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three Directors who are independent of the Management of the Bank and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee Member. The Chairman of the Board shall appoint one of the Directors Chairperson of the Committee.

                                Independence
                                ------------

      A Director will not be considered "Independent" if, among other things, the Director has:

      * Been employed by the Bank or its affiliates in the current year or past three years.
      * Accepted any compensation from the Bank or its affiliates in excess of $60,000 during the previous fiscal year (except for board services, retirement plan benefits, or non-discretionary compensation.)
      * An immediate family member who is, or has been in the past three years, employed by the Bank or its affiliates as an executive officer.
      * Been a partner, controlling shareholder or an executive officer of any for profit business to which the Bank made or from which it received, payments (other than those which arise solely from investments in the Bank's securities) that exceed five percent of the Bank's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.
      * Been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

      II.   Statement of Policy
            -------------------

The Audit Committee shall provide assistance to the Bank's Directors in fulfilling their responsibilities to shareholders and investment community relating to the Bank's accounting, reporting practices of the Bank and quality and integrity of the financial reports of the Bank. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communications between the Board of Directors, the Independent Auditors, the Internal Auditors, and the financial management of the Bank.

      III.  Meetings
            --------

The Audit Committee shall meet at least bi-monthly, or more frequently as circumstances dictate. The Audit Committee will meet at least annually in a separate executive session with Management, Examiners, the Independent Auditors or Internal Auditors to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately.

      IV.   Responsibilities
            ----------------

            1. Review and update this Charter at least annually or as conditions dictate and ascertain that this charter is reported in the Bank's proxy statement at least once every three years.

            2. Report findings and recommendations periodically to the Board of Directors.

            3. Review and recommend to the Board of Directors the Independent Auditors to be selected to audit the financial statements of the Bank and subsidiaries.

            4. Meet with the Independent Auditors and Management of the Bank to review the scope of the proposed audit for the current year and the audit procedures to be used, and at the conclusion review audit findings, including comments or recommendations of the Independent Auditors.

            5. Review the Internal Audit function of the Bank including the independence and authority of its reporting obligations, the proposed audit plan for the current year and the coordination of such plans with the Independent Auditors.

            6. Consult with the Independent and Internal Auditors regarding the integrity of the Bank's financial reporting processes (internal and external).

            7. Inquire as to the Independent Auditors judgments about the quality and appropriateness of the Bank's accounting principles as applied in its financial statements.

            8. Consider and approve, if appropriate, major changes to the Bank's auditing and accounting principles and practices as suggested by the Independent Auditors, Management or the Internal Auditors.

            9. Review and approve the required reports to be included in the Bank's annual proxy statement to shareholders.

            10. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Bank's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the Independent Auditor.

            11. Inquire as to the independence of the Independent Auditor and obtain from the Independent Auditor, at least annually, a formal written statement delineating all relationships between the Independent Auditor and the Bank as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

            12. Review with financial management and the Independent Auditor the quarterly financial statements preferably prior to the release of earnings but no later than the filing of the 10 Q. The review will focus on the impact of significant events, transactions and changes in accounting estimates considered by the Independent Auditor in performing their review of the Bank's interim financial statements. The Chair of the Committee may represent the entire Committee for purpose of this review, followed by a report of the discussion to the full Audit Committee.

      V.    Other Considerations
            --------------------

            1. Review and concur in the appointment, replacement, reassignment, evaluation, compensation or dismissal of the Internal Auditors.

            2. Review and approve requests for any management consulting engagement to be performed by the Bank's Independent Auditors and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

            3. As needed review with general counsel legal and regulatory matters that may have a material impact on the Bank's financial statements, compliance policies and programs.

            4. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain Independent Counsel and other professionals to assist in the conduct of any investigation.

      VI.   Independent Auditors
            --------------------

            1. Each year the Independent Auditing Firm will present their Audit Plan and the estimated fees for performing the annual audit and quarterly reviews of Form 10-Q in the form of an engagement letter. This engagement letter will be presented to the Audit Committee for their approval.

            2. The Audit Committee will meet with the Independent Auditors to review the Audit Plan and results of their annual audit and to discuss any concern of the Independent Auditors including those items cited in the Management Letter on the Bank's internal control function.

            3. Will discuss with the Audit Committee the matters required to be discussed by Generally Accepted Auditing Standards (GAAS).

      VII.  Internal Auditors
            -----------------

The objective of the Bank's internal audit function is to determine that the Bank has established effective internal controls and compliance with managerial policies, laws, regulations and generally accepted accounting principles.

      1. Either an employee of the Bank will fulfill internal audit responsibilities or a combination of internal employees and an outside firm that provides internal audit services. On an annual basis, senior management and the Audit Committee will evaluate whether the internal audit function should be fulfilled by a Bank employee or employees or an outside firm, which provides internal audit services.

      2. The internal auditors will use follow-up procedures to ensure that exceptions noted during regulatory exams, independent or internal audits are addressed in a satisfactory manner.

      3. The President and the Audit Committee will have authority to approve additional internal audits which have not been included as part of the current year's Audit Plan.

UNION BANKSHARES COMPANY     P    The undersigned hereby appoints Sally J.
66 MAIN STREET               R    Hutchins and Peter A. Blyberg as Proxies,
ELLSWORTH, MAINE 04605       O    each with power to appoint a substitute and
                             X    hereby authorizes each of them to represent
                             Y    and vote as designated below, all the shares
                                  of common stock of the Company held of
This proxy is solicited on        record by the undersigned as of the close of
behalf of the Board of            business on April 3, 2003 at the annual
Directors                         meeting of the stockholders to be held on
                                  May 15, 2003 or at any adjournment thereof.


1.    To set the number of Directors at 18:

                   FOR ( )     AGAINST ( )     ABSTAIN ( )

2.    To elect as Directors:

      Arthur J. Billings, Richard C. Carver, Samuel G. Cohen, Robert B. Fernald, Stephen C. Shea, Robert W. Spear

      ( )   VOTE FOR ALL LISTED NOMINEES
      ( )   AUTHORITY TO VOTE FOR DIRECTORS IS WITHHELD
      ( )   VOTE FOR LISTED NOMINEES EXCEPT THE FOLLOWING:
            (Instruction: To withhold authority to vote for any individual nominee, write the name of the nominee(s) in the space provided below.)


      ---------------------------------------------------------------------

3.    To elect Sally J. Hutchins as Clerk of the Company

                   FOR ( )     AGAINST ( )     ABSTAIN ( )

4. To ratify the Board of Directors' selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 2003.

                   FOR ( )     AGAINST ( )     ABSTAIN ( )

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED ON BEHALF OF THE UNDERSIGNED STOCKHOLDER IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES IN PROPOSALS 2 AND 3, AND IN FAVOR OF PROPOSALS 1 AND 4, AND IN THE DISCRETION OF MANAGEMENT WITH RESPECT TO ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

      Please sign exactly as name appears below. Only one joint tenant need sign. When signing as attorney, executor, administrator, trustee or guardian, or in any representative capacity, please give full title.

                                       DATE______________________, 2003

                                       ________________________________
                                       Signature
                                       ________________________________
                                       Signature